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                                                                   EXHIBIT 21.1


                                  SUBSIDIARIES


StorMedia International Ltd., a Cayman Islands Company Strates Pt Ltd, a Singapore company StorMedia Foreign Sales Corporation, a U.S. Virgin Islands company.